UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2005

PepsiCo, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-1183	13-1584302
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

700 Anderson Hill Road, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-253-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2005, modifications to PepsiCo’s Director Compensation program were approved, effective October 1, 2005. Consistent with the prior program which had remained unchanged since 2003, Directors who are employees of the Company receive no additional compensation for serving as Directors. All other Directors continue to receive an annual retainer and an annual equity grant. The annual retainer remains unchanged at $100,000. Committee chairs receive an additional $20,000 retainer (increased from $10,000) for the supplemental duties associated with serving as a committee chair. Directors may continue to elect to receive their retainer in cash or defer their retainer into PepsiCo Common Stock equivalents, which are payable in cash at the end of the deferral period.

The former program provided a $75,000 annual grant of restricted stock units. Directors were able to convert all or a portion of this award into stock options; the number of stock options was determined by multiplying the number of restricted stock units to be converted by four. Under the new program, the value of the annual equity award to Directors is $100,000 and is equally split between stock options and restricted stock units. The number of restricted stock units awarded is determined by dividing $50,000 by the fair market value of PepsiCo Common Stock on the date of grant. The number of stock options awarded is determined by multiplying the number of restricted stock units to be awarded by four. Stock options granted have an exercise price equal to the fair market value of PepsiCo Common Stock on the date of grant. Restricted stock units and stock options normally vest after three years and vest earlier in the case of the director’s death, disability or retirement. In addition, all newly appointed Directors continue to receive a one-time grant of 1,000 shares of PepsiCo Common Stock when they join the Board.

Directors continue to be reimbursed for expenses incurred to attend Board and committee meetings. Directors do not receive any meeting fees, nor do they have a retirement plan or receive any benefits such as life or medical insurance. Directors do receive business travel and accident coverage and are eligible for PepsiCo Foundation matching of charitable contributions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiCo, Inc.

September 21, 2005	By:	/s/ Thomas H. Tamoney, Jr.

Name: Thomas H. Tamoney, Jr.
Title: Vice President, Associate General Counsel and Assistant Secretary